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                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY


         THE UNDERSIGNED director of Applied Analytical Industries, Inc. (the "Company") hereby appoints Eugene T. Haley, R. Forrest Waldon, George W. Beckwith and Albert N. Cavagnaro and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") registration statements on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering shares of common stock of the Company and interests to be issued pursuant to the benefit plans of the Company or its subsidiaries (including, without limitation, the Applied Analytical Industries, Inc. 1997 Stock Option Plan) and any and all amendments, including post-effective amendments, and exhibits to such registration statements, and any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statements or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and interests.


         EXECUTED on the 7th day of April, 1999.



                                       /s/ John M. Ryan
                                       ----------------------
                                       John M. Ryan